  Exhibit 21.1

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of December 31, 2019	State or Jurisdiction or Incorporation	Percent Owned
Holding San Marcos LLC	Delaware	78.00
LIPT San Marcos LLC	Delaware	100.00
ELPF Tampa Holding LLC	Delaware	100.00
ELPF Tampa LLC	Delaware	78.00
LIPT Winchester Road, Inc.	Delaware	100.00
LIPT 140 Park Avenue, LLC	Delaware	100.00
LIPT Investors, LLC	Delaware	100.00
LIPT Chestnut Street, LLC	Delaware	100.00
Aquinas Realty Investors II, LLC	Delaware	100.00
Aquinas Holdings II, LLC	Delaware	100.00
Aquinas 2021 Chestnut Street, General Partner, LLC	Delaware	100.00
Aquinas 2021 Chestnut Street, LP	Delaware	100.00
LIPT San Diego, Inc.	Delaware	100.00
JLLIPT Holdings GP	Delaware	100.00
JLLIPT Holdings LP	Delaware	99.00
JLL Exchange TRS, LLC	Delaware	100.00
JLLX Johns Creek Master Tenant, LLC	Delaware	100.00
JLLX Johns Creek, DST	Delaware	100.00
CEP XII Investors LLC	Delaware	100.00
LIPT Ash Meadows Lane, LLC	Delaware	100.00
LIPT Johns Creek Commons, LLC	Delaware	100.00
LIPT Mason Mill Road, LLC	Delaware	100.00
LIPT SW Fifth Avenue, LLC	Delaware	100.00
MIVPO Member LLC	Delaware	100.00
MIVPO LLC	Delaware	100.00
LIPT Genesee Avenue, LLC	Delaware	100.00
LIPT Rancho Viejo Road, LLC	Delaware	100.00
ELPF Howell Mill LLC	Delaware	100.00
LIPT Grand Lakes Retail LLC	Delaware	90.00
LIPT Grand Lakes GP LLC	Delaware	0.01
Cinco Grand & Fry Retail LP	Texas	90.00
LIPT East Greenway Parkway, LLC	Delaware	100.00
LIPT East Kaahumanu Avenue, LLC	Delaware	100.00
LIPT North Durango Drive, LLC	Delaware	100.00
LIPT North Scottsdale Road, LLC	Delaware	100.00
LIPT NW Cedar Falls Drive, LLC	Delaware	100.00
LIPT Oak Grove, LLC	Delaware	100.00
LIPT Whitestone Boulevard, LLC	Delaware	100.00
LIPT Touhy McCormick, LLC	Delaware	100.00
LIPT Twin Lakes, LP	Delaware	99.00
LIPT Twin Lakes Member, LLC	Delaware	100.00
ELPF Kendall LLC	Delaware	100.00
ELPF Norfleet LLC	Delaware	100.00
LIPT Corporate Drive, LLC	Delaware	100.00
LIPT Allan Drive, LLC	Delaware	100.00
LIPT Lewis Mittel, LLC	Delaware	100.00

Jones Lang LaSalle Income Property Trust, Inc. Subsidiaries as of December 31, 2019	State or Jurisdiction or Incorporation	Percent Owned
LIPT 1225 Michael Drive, LLC	Delaware	100.00
LIPT 1300-1350 Michael Drive, LLC	Delaware	100.00
LIPT 1340 Satellite LLC	Delaware	100.00
LIPT Madison Industrial Lane, LLC	Delaware	100.00
LIPT Mason Mill Road, LLC	Delaware	100.00
LIPT Orchard Gateway, LLC	Delaware	100.00
LIPT Spokane Street LLC	Delaware	100.00
LIPT Trinity Boulevard, LLC	Delaware	100.00
LIPT 3324 Trinity Boulevard, LLC	Delaware	100.00
LIPT Northport Court, LLC	Delaware	100.00
LIPT Northport Loop East, LLC	Delaware	100.00
LIPT Charles Colton Road, LLC	Delaware	100.00
LIPT ASP Valencia, LLC	Delaware	100.00
LIPT Valencia Commerceplex, LLC	Delaware	100.00
LIPT Giant Road, LLC	Delaware	100.00
LIPT 10th Street East, LLC	Delaware	100.00
LIPT 27th Avenue SE, LLC	Delaware	100.00
LIPT Lane Parke, LLC	Delaware	100.00
LIPT North Jefferson Street, LLC	Delaware	100.00
LIPT West Spring Creek Parkway, LLC	Delaware	100.00
LIPT Presley, LLC	Delaware	97.50
Presley Uptown Venture, LLC	Delaware	100.00
LIPT Tremington Member, LLC	Delaware	75.00
NWP Tremington JV LLC	Delaware	100.00
NWP Huntington Owner LLC	Delaware	100.00
NWP Tremont Owner LLC	Delaware	100.00
LIPT North Moore Road, LLC	Delaware	100.00
Coppell Properties, LLC	Delaware	100.00
LIPT Collins Avenue, LLC	Delaware	100.00
LIPT Ontario Street, LLC	Delaware	100.00
ELPF Lafayette Subsidiary, Inc.	Delaware	100.00
Holding Lafayette LLC	Delaware	100.00
ELPF Lafayette Member LLC	Delaware	100.00
ELPF Lafayette LLC	Delaware	100.00

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